Exhibit 99.1

Keysight Technologies Reports First Quarter 2024 Results

Strong execution drives above guidance results

SANTA ROSA, Calif., February 20, 2024 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the first fiscal quarter ended January 31, 2024.

“Keysight delivered first quarter results above the high end of our guidance, reflecting strong execution and discipline given current market conditions,” said Satish Dhanasekaran, Keysight’s President and CEO. “While the overall demand environment remains constrained, orders grew in aerospace, defense, and government solutions, as well as AI-driven network and data center applications. We were also pleased to complete the ESI acquisition ahead of schedule in January."

First Quarter Financial Summary
•Revenue was $1.26 billion, compared with $1.38 billion in the first quarter of 2023.
•GAAP net income was $172 million, or $0.98 per share, compared with $260 million, or $1.45 per share, in the first quarter of 2023.
•Non-GAAP net income was $286 million, or $1.63 per share, compared with $363 million, or $2.02 per share in the first quarter of 2023.
•Cash flow from operations was $328 million, compared to $366 million last year. Free cash flow was $281 million, compared to $306 million in the first quarter of 2023.
•As of January 31, 2024, cash and cash equivalents totaled $1.75 billion.

Reporting Segments
•Communications Solutions Group (CSG)
CSG reported revenue of $839 million in the first quarter, down 11 percent over last year, reflecting a 14 percent decline in commercial communications, while aerospace, defense, and government decreased 5 percent.
•Electronic Industrial Solutions Group (EISG)
EISG reported revenue of $420 million in the first quarter, down 5 percent over last year, reflecting continued constraint in semiconductor and manufacturing-related customer spending, partially offset by the addition of ESI.

Outlook
Keysight’s second fiscal quarter of 2024 revenue is expected to be in the range of $1.19 billion to $1.21 billion. Non-GAAP earnings per share for the second fiscal quarter of 2024 are expected to be in the range of $1.34 to $1.40, based on a weighted diluted share count of approximately 175 million shares. Certain items impacting the GAAP tax rate pertain to future events and are not currently estimable with a reasonable degree of accuracy; therefore, no reconciliation of GAAP earnings per share to non-GAAP has been provided. Further information is discussed in the section titled “Use of Non-GAAP Financial Measures” below.

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Webcast
Keysight’s management will present more details about its first quarter FY2024 financial results and its second quarter FY2024 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q1 2024 Keysight Technologies Inc. Earnings Conference Call” to participate. The call can also be accessed by dialing 1-404-975-4839 or 1-833-470-1428 toll-free (access code 263424). The webcast will remain on the company site for 90 days.

Forward-Looking Statements
This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The words “expect,” “intend,” “will,” “should,” and similar expressions, as they relate to the company, are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, predictions, future guidance, projections, beliefs, and expectations about the company’s goals, revenues, financial condition, earnings, and operations that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, impacts of global economic conditions such as inflation or recession, slowing demand for products or services, volatility in financial markets, reduced access to credit, increased interest rates; impacts of geopolitical tension and conflict outside of the U.S., export control regulations and compliance; net zero emissions commitments; customer purchasing decisions and timing; and order cancellations.

In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission on Keysight’s yearly report on Form 10-K for the period ended October 31, 2023.

Segment Data
Segment data reflect the results of our reportable segments under our management reporting system. Segment data are provided on page 5 of the attached tables.

Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with U.S. GAAP (“GAAP”), this document also contains certain non-GAAP financial measures based on management’s view of performance, including:
•Non-GAAP Net Income/Earnings
•Non-GAAP Net Income per share/Earnings per share
•Free Cash Flow
Net Income per share is based on weighted average diluted share count. See the attached supplemental schedules for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure for the three months ended January 31, 2024. Following the reconciliations is a discussion of the items adjusted from our non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results.

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About Keysight Technologies

At Keysight (NYSE: KEYS), we inspire and empower innovators to bring world-changing technologies to life. As an S&P 500 company, we’re delivering market-leading design, emulation, and test solutions to help engineers develop and deploy faster, with less risk, throughout the entire product lifecycle. We’re a global innovation partner enabling customers in communications, industrial automation, aerospace and defense, automotive, semiconductor, and general electronics markets to accelerate innovation to connect and secure the world. Learn more at Keysight Newsroom and www.keysight.com.

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INVESTOR CONTACT:
Jason Kary
+1 707-577-6916
jason.kary@keysight.com

MEDIA CONTACT:
Andrea Mueller
+ 1 408-218-4754
andrea.mueller@keysight.com

Source: IR-KEYS
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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three months ended
	January 31,
	2024	2023

Orders	$1,220	$1,300

Revenue	$1,259	$1,381

Costs and expenses:
Cost of products and services	446	498
Research and development	232	227
Selling, general and administrative	362	338
Other operating expense (income), net	(2)	(4)
Total costs and expenses	1,038	1,059

Income from operations	221	322

Interest income	23	19
Interest expense	(20)	(19)
Other income (expense), net	5	9

Income before taxes	229	331

Provision for income taxes	57	71

Net income	$172	$260

Net income per share:
Basic	$0.98	$1.46
Diluted	$0.98	$1.45

Weighted average shares used in computing net income per share:
Basic	175	178
Diluted	176	180

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share data)
(Unaudited)
PRELIMINARY

	January 31,	October 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$1,745	$2,472
Accounts receivable, net	808	900
Inventory	1,024	985
Other current assets	499	452
Total current assets	4,076	4,809

Property, plant and equipment, net	771	761
Operating lease right-of-use assets	236	226
Goodwill	2,254	1,640
Other intangible assets, net	616	155
Long-term investments	90	81
Long-term deferred tax assets	662	671
Other assets	355	340
Total assets	$9,060	$8,683

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$609	$599
Accounts payable	281	286
Employee compensation and benefits	261	304
Deferred revenue	592	541
Income and other taxes payable	146	90
Operating lease liabilities	43	40
Other accrued liabilities	184	189
Total current liabilities	2,116	2,049

Long-term debt	1,208	1,195
Retirement and post-retirement benefits	67	64
Long-term deferred revenue	213	216
Long-term operating lease liabilities	198	192
Other long-term liabilities	441	313
Total liabilities	4,243	4,029

Stockholders' Equity:
Preferred stock; $0.01 par value; 100 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares authorized; issued and outstanding shares: 201 million and 200 million, respectively	2	2
Treasury stock, at cost; 26.1 million shares and 25.4 million shares, respectively	(3,073)	(2,980)
Additional paid-in-capital	2,547	2,487
Retained earnings	5,783	5,611
Accumulated other comprehensive loss	(442)	(466)
Total stockholders' equity	4,817	4,654
Total liabilities and equity	$9,060	$8,683

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three months ended
	January 31,
	2024	2023

Cash flows from operating activities:
Net income	$172	$260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30	29
Amortization	38	24
Share-based compensation	48	54
Deferred tax expense (benefit)	6	(1)
Excess and obsolete inventory-related charges	8	6
Unrealized loss (gain) on equity and other investments	(4)	(6)
Changes in assets and liabilities, net of effects of businesses acquired:
Accounts receivable	124	6
Inventory	(42)	(44)
Accounts payable	1	(19)
Employee compensation and benefits	(74)	(84)
Deferred revenue	27	62
Income taxes payable	38	56
Retirement and post-retirement benefits	(2)	(3)
Prepaid assets	(9)	(10)
Other assets and liabilities	(33)	36
Net cash provided by operating activities(a)	328	366

Cash flows from investing activities:
Investments in property, plant and equipment	(47)	(60)
Acquisition of businesses and intangible assets, net of cash acquired	(478)	—
Proceeds from sale and maturities of investments	11	—
Other investing activities	3	—
Net cash used in investing activities	(511)	(60)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	32	33
Payment of taxes related to net share settlement of equity awards	(28)	(46)
Acquisition of non-controlling interests	(458)	—
Treasury stock repurchases	(93)	(125)
Other financing activities	(1)	(1)
Net cash used in financing activities	(548)	(139)

Effect of exchange rate movements	8	20

Net increase (decrease) in cash, cash equivalents, and restricted cash	(723)	187
Cash, cash equivalents, and restricted cash at beginning of period	2,488	2,057
Cash, cash equivalents, and restricted cash at end of period	$1,765	$2,244

(a) Cash payments included in operating activities:

Interest payments	$—	$—
Income tax paid, net	$12	$14

KEYSIGHT TECHNOLOGIES, INC.
NET INCOME AND DILUTED EPS RECONCILIATION
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three months ended
	January 31,
	2024		2023
	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income	$172	$0.98	$260	$1.45
Non-GAAP adjustments:
Amortization of acquisition-related balances	38	0.21	23	0.13
Share-based compensation	50	0.29	55	0.30
Acquisition and integration costs	13	0.08	2	0.01
Restructuring and others	15	0.08	1	0.01
Adjustment for taxes(a)	(2)	(0.01)	22	0.12
Non-GAAP Net income	$286	$1.63	$363	$2.02

Weighted average shares outstanding - diluted	176		180

(a) For the three months ended January 31, 2024 and 2023, management uses a non-GAAP effective tax rate of 17% and 12%, respectively.

Please refer to the last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group			Percent
	Q1'24	Q1'23	Inc/(Dec)
Revenue	$839	$939	(11)%
Gross margin, %	68%	67%
Income from operations	$226	$269
Operating margin, %	27%	29%

Electronic Industrial Solutions Group			Percent
	Q1'24	Q1'23	Inc/(Dec)
Revenue	$420	$442	(5)%
Gross margin, %	65%	61%
Income from operations	$129	$140
Operating margin, %	31%	32%

Segment revenue and income from operations are consistent with the respective non-GAAP financial measures as discussed on last page.

KEYSIGHT TECHNOLOGIES, INC.
FREE CASH FLOW
(In millions)
(Unaudited)
PRELIMINARY

	Three months ended
	January 31,
	2024	2023

Net cash provided by operating activities	$328	$366
Less: Investments in property, plant and equipment	(47)	(60)
Free cash flow	$281	$306

Please refer to the last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
REVENUE BY END MARKETS
(In millions)
(Unaudited)
PRELIMINARY

			Percent
	Q1'24	Q1'23	Inc/(Dec)

Aerospace, Defense and Government	$295	$310	(5)%
Commercial Communications	544	629	(14)%
Electronic Industrial	420	442	(5)%
Total Revenue	$1,259	$1,381	(9)%

KEYSIGHT TECHNOLOGIES, INC.
Non-GAAP Financial Measures
Management uses both GAAP and non-GAAP financial measures to analyze and assess the overall performance of the business, to make operating decisions and to forecast and plan for future periods. We believe that our investors benefit from seeing our results “through the eyes of management” in addition to seeing our GAAP results. This information enhances investors’ understanding of the continuing performance of our business and facilitates comparison of performance to our historical and future periods.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, including industry peer companies, limiting the usefulness of these measures for comparative purposes.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The discussion below presents information about each of the non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results. In future periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, adjustments for these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.
Non-GAAP Revenue generally relates to an acquisition and includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends. We may not have non-GAAP revenue in all periods.
Core Revenue is GAAP/non-GAAP revenue (as applicable) excluding the impact of foreign currency changes and revenue associated with material acquisitions or divestitures completed within the last twelve months. We exclude the impact of foreign currency changes as currency rates can fluctuate based on factors that are not within our control and can obscure revenue growth trends. As the nature, size and number of acquisitions can vary significantly from period to period and as compared to our peers, we exclude revenue associated with recently acquired businesses to facilitate comparisons of revenue growth and analysis of underlying business trends.
Free cash flow includes net cash provided by operating activities adjusted for investments in property, plant & equipment.
Non-GAAP Income from Operations, Non-GAAP Net Income and Non-GAAP Diluted EPS may include the following types of adjustments:
•Acquisition-related Items: We exclude the impact of certain items recorded in connection with business combinations from our non-GAAP financial measures that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts and lack of predictability as to occurrence or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of items associated with fair value purchase accounting adjustments, including recognition of acquired deferred revenue (see Non-GAAP Revenue above). We also exclude other acquisition and integration costs associated with business acquisitions that are not normal recurring operating expenses, including legal, accounting and due diligence costs. We exclude these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.
•Share-based Compensation Expense: We exclude share-based compensation expense from our non-GAAP financial measures because share-based compensation expense can vary significantly from period to period based on the company’s share price, as well as the timing, size and nature of equity awards granted. Management believes the exclusion of this expense facilitates the ability of investors to compare the company’s operating results with those of other companies, many of which also exclude share-based compensation expense in determining their non-GAAP financial measures.
•Restructuring and others: We exclude incremental expenses associated with restructuring initiatives, usually aimed at material changes in the business or cost structure. Such costs may include employee separation costs, asset impairments, facility-related costs, contract termination fees, and costs to move operations from one location to another. These activities can vary significantly from period to period based on the timing, size and nature of restructuring plans; therefore, we do not consider such costs to be normal, recurring operating expenses.
We also exclude “others”, not normal, recurring, cash operating income/expenses from our non-GAAP financial measures. Such items are evaluated on an individual basis, based on both quantitative and qualitative factors and generally represent items that we do not anticipate occurring as part of our normal business. While not all-inclusive, examples of such items would include net unrealized gains on equity investments still held, significant non-recurring events like realized gains or losses associated with our employee benefit plans, costs and recoveries related to unusual events, gain on sale of assets/divestitures, adjustments attributable to non-controlling interest etc. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.
•Estimated Tax Rate: We utilize a consistent methodology for long-term projected non-GAAP tax rate. When projecting this long-term rate, we exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, we evaluate our current long-term projections, current tax structure and other factors, such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected non-GAAP earnings per share for the second quarter of fiscal 2024 to the GAAP equivalent.
Management recognizes these items can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our Condensed Consolidated Statement of Cash Flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded costs are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the Condensed Consolidated Statement of Operations prepared in accordance with GAAP. The non-GAAP measures focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.